Exhibit 99.1

Revolution Lighting Granted Extension to Remain Listed on Nasdaq

STAMFORD, Conn., July 10, 2019 (GLOBE NEWSWIRE) — Revolution Lighting Technologies, Inc. (Nasdaq: RVLT) (“Revolution Lighting” or the “Company”), a global provider of advanced LED lighting solutions, announced today that the Company received an extension letter (the “Extension Letter”) on July 9, 2019 informing the Company that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request to continue listing on The Nasdaq Capital Market, subject to the Company providing written periodic updates to Nasdaq regarding the status of the Company’s audit and remediation processes, and becoming current in its filings with the Securities and Exchange Commission (“SEC”) on or before October 29, 2019. In addition, the Company must be able to demonstrate compliance with all requirements for continued listing on Nasdaq.

Separately, on July 3, 2019 the Company received an additional delisting determination letter from the Nasdaq Listing Qualifications Staff informing the Company that, since the Company has not regained compliance with the minimum $1.00 bid price requirement within the 180 day grace period provided by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which expired on July 2, 2019, the Panel would consider the deficiency as an additional basis for delisting the Company’s common stock from Nasdaq. The Extension Letter stays any action in connection with this notice, unless and until the Panel determines whether it wishes to modify the terms of its Extension Letter based on the Bid Price Rule deficiency. The Company had previously factored into its plan of compliance the Bid Price Rule issue in prior correspondence with the Panel and at the hearing itself.

About Revolution Lighting

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Multi-Family and Tri-State LED to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the Nasdaq Capital Market under the ticker RVLT. For more information, please visit rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding when the Company will file the delayed reports with the SEC and whether the Company will regain compliance with Nasdaq’s continued listing requirements involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the Company’s ongoing restatement will not be timely completed, the risk that the Company will be unable to comply with the Nasdaq listing rules and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com